EXHIBIT 10.13.1

SMART & FINAL STORES, INC.

Non-Qualified Stock Option Agreement

Pursuant to the

Smart & Final Stores, Inc.

2014 Stock Incentive Plan

AGREEMENT (this “Agreement”), dated as of September 23, 2014 between Smart & Final Stores, Inc., a Delaware corporation (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and David G. Hirz (the “Participant”).

Preliminary Statement

The Committee hereby grants this non-qualified stock option (the “Option”) on September 23, 2014 (the “Grant Date”) pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), set forth below to the Participant, as an Eligible Employee, Consultant or Non-Employee Director.  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.                                      Tax Matters.  No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.                                      Grant of Option.  Subject to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted the Option to purchase from the Company 555,556 shares of Common Stock at a price per share of $12.00 (the “Exercise Price”).

3.                                      Vesting.

(a)                                 Vesting Schedule.  The Option shall vest and become exercisable on the dates (each, a “Vesting Date”) and in the cumulative percentages provided in the table below; provided, that, except as expressly provided below, with respect to any Vesting Date, the Participant has not experienced a Termination prior to such Vesting Date.  Except as set forth in Sections 3(b) and 3(c), there shall be no proportionate or partial vesting in the periods between Vesting Dates.

Vesting Date	Cumulative Percent Vested
First Anniversary of Grant Date	10%
Second Anniversary of Grant Date	20%
Third Anniversary of Grant Date	40%
Fourth Anniversary of Grant Date	60%
Fifth Anniversary of Grant Date	100%

(b)                                 Termination without Cause or for Good Reason.

(i)                                     If the Participant’s Termination is by involuntary termination without Cause or resignation for Good Reason (as defined in the employment agreement between the Participant and the Company in effect on the Grant Date) prior to a Change in Control the Option shall vest and become exercisable on the date of such Termination with respect to a percentage of the shares of Common Stock subject to the Option that are unvested on the date of Termination equal to a fraction, the numerator of which is the number of complete years the Participant remained continuously and actively employed since the Grant Date, and the denominator of which is five.  Such vesting shall be in addition to any shares of Common Stock vested in accordance with Section 3(a).

(ii)                                  To the extent that the Option is vested and exercisable on the date of the Participant’s Termination as described in Sections 3(b)(i) or 3(c)(iii), the Option may be exercised by the Participant at any time within a period beginning on the date of such Termination and ending on the earlier of (A) 90 days after the date of such Termination, and (B) the Expiration Date.  To the extent that any portion of the Option vests and becomes exercisable following the date of the Participant’s Termination pursuant to Section 3(c)(iii), such portion of the Option may be exercised by the Participant at any time within a period beginning on the date of the applicable Change in Control and ending on the earlier of (A) 90 days after the date of such Change in Control, and (B) the Expiration Date.

(c)                                  Change in Control.

(i)                                     If there is a Change in Control on or prior to the 24-month anniversary of the Grant Date, the Option shall vest and become exercisable with respect to all shares of Common Stock subject to the Option on the 24-month anniversary of such Change in Control, provided the Participant has not experienced a Termination prior to such date.

(ii)                                  If there is a Change in Control after the 24-month anniversary of the Grant Date, the Option shall vest and become exercisable with respect to all shares of Common Stock subject to the Option on the 13-month anniversary of such Change in Control, provided the Participant has not experienced a Termination prior to such date.

(iii)                               If the Participant’s Termination is by involuntary termination without Cause or resignation for Good Reason within 60 days prior to or at any time following the date of a Change in Control, the Option shall vest and become exercisable on the date of such Termination, or, if later, the date of such Change in Control, with respect to all shares of Common Stock subject to the Option.

(d)                                 Unvested Options.  Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason (or, if a Change in Control occurs within 60 days following the date of the Participant’s Termination, the date of a Change in Control) shall terminate and expire on the 60th day following the date of Termination.

4.                                      Exercise.

(a)                                 To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the Plan.  The Participant may exercise the Option by delivering to the Company written notice of the number of shares of Common Stock covered by the exercise, together with the aggregate Exercise Price.  Payment may be made by: (i) cash, check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee.  Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

(b)                                 Unless otherwise directed or permitted by the Committee, the Participant must pay or provide for all applicable withholding taxes in respect of the exercise of the Option by (i) remitting the aggregate amount of such taxes to the Company in full, by cash, check, bank draft or money order payable to the order of the Company; (ii) to the extent permitted by the Committee, by making arrangements with the Company to have such taxes withheld from other compensation due to Participant; or (iii) solely to the extent permitted by applicable law and authorized by the Committee, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the applicable withholding taxes.

(c)                                  Upon the exercise of the Option, the Participant:

(i)                                     will be deemed to acknowledge and make such representations and warranties as may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant; and

(ii)                                  will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan or this Agreement or dispose of the Common Stock unless and until the Participant has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(d)                                 Pursuant to the Plan, in the event the Participant engages in Detrimental Activity prior to any exercise of the Option, the Option shall thereupon terminate and expire.  As a condition of the exercise of the Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Participant engages in Detrimental Activity during the period commencing on the date the Stock Option is exercised and ending on the earlier of the third anniversary of the date the Stock Option is exercised and the first anniversary of the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of exercise or thereafter) as a result of the exercise.

(e)                                  The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes.  Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

5.                                      Option Term.  The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”), subject to earlier termination in the event of the Participant’s Termination as specified in the Plan and this Agreement.  Notwithstanding anything herein to the contrary, upon the Expiration Date, the Option (whether vested or not) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable.  The Option is subject to termination prior to the Expiration Date to the extent provided in the Plan or this Agreement.

6.                                      Termination and Change in Control.  Except as set forth in Sections 3(b) and 3(c), the provisions in the Plan regarding Termination and Change in Control shall apply to the Option.

7.                                      Restriction on Transfer of Option.  The provisions in the Plan regarding Transfer Restrictions shall apply to the Option.

8.                                      No Rights as a Stockholder.  The Participant shall not have any rights as a stockholder of the Company with respect to any Award until the Participant becomes the holder of record of the shares of Common Stock underlying the Award.

9.                                      Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.                               Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                                 unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 10, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Smart & Final Stores, Inc.

600 Citadel Drive
Commerce, California 90040

Attention:                                         General Counsel

Telephone:                                   (323) 869-7500

Facsimile:                                         (323) 869-7862

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:                                         Michael A. Woronoff
Telephone:                                   (310) 284-4550
Facsimile:                                         (310) 557-2193

(b)                                 if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 10 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

11.                               No Right to Employment/Consultancy/Directorship.  This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

12.                               Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

13.                               Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

14.                               Severability of Provisions.  If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

15.                               Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

16.                               Section 409A.  The Option is intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided, that the Employer does not guarantee to the Participant any particular tax treatment of the Option.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.

17.                               Interpretation.  Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

18.                               No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

SMART & FINAL STORES, INC.

		By:	/s/ Richard N. Phegley
		Name:	Richard N. Phegley
		Title:	Senior Vice President and Chief Financial Officer

PARTICIPANT

By:	/s/ David G. Hirz
Name:	David G. Hirz
Employee Address: